Exhibit 5.1

December 6, 2016

Xerium Technologies, Inc.
14101 Capital Boulevard
Youngsville, North Carolina 27596

Re:	Xerium Technologies, Inc./ Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Xerium Technologies, Inc., a Delaware corporation (the “Company”), and to the direct and indirect subsidiaries of the Company listed on Exhibit A hereto (each a “Guarantor” and collectively the “Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by the Company and the Guarantors on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed registration, issuance and exchange (the “Exchange Offer”) of an aggregate principal amount of $480,000,000 of the Company’s 9.500% Senior Secured Notes due 2021 (the “Exchange Notes”) for a like principal amount of the Company’s 9.500% Senior Secured Notes due 2021 outstanding on the date hereof (the “Original Notes”). The Exchange Notes will be issued by the Company and guaranteed (such guarantees, collectively, the “Guarantees”) pursuant to that certain Indenture by and among the Company, the Guarantors and U.S. Bank National Association, as Trustee (in such capacity, the “Trustee”) and Collateral Agent, dated as of August 9, 2016 (the “Indenture”). This opinion is furnished to you pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act.

We, as your counsel have examined such documents and considered such matters of law and fact as we, in our professional judgment, have deemed necessary or appropriate to render the opinions contained herein.

Upon the basis of such examination, it is our opinion that, when the Registration Statement has become effective under the Securities Act, and the Exchange Notes and Guarantees have been duly executed and authenticated in accordance with the Indenture and issued and delivered in exchange for the Original Notes as contemplated in the Registration Statement, the Exchange Notes and Guarantees will constitute valid and binding obligations of the Company and Guarantors, respectively, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and delivery of the Exchange Notes and Guarantees.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law and the Limited Liability Company Act of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder, and that the Exchange Notes conform to the specimen examined by us, assumptions which we have not independently verified.

Xerium Technologies, Inc.
December 6, 2016

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ DENTONS US LLP
DENTONS US LLP

Exhibit A

Guarantors

Name of Guarantor	Jurisdiction of Incorporation

XTI LLC	Delaware
Xerium III (US) Limited	Delaware
Xerium IV (US) Limited	Delaware
Xerium V (US) Limited	Delaware
Huyck Licensco Inc.	Delaware
Stowe Woodward Licensco LLC	Delaware
Stowe Woodward LLC	Delaware
Wangner Itelpa I LLC	Delaware
Wangner Itelpa II LLC	Delaware
Xerium Asia, LLC	Delaware
Weavexx, LLC	Delaware
Robec Brazil LLC	Delaware
JJ Plank Company, LLC	Delaware